EXHIBIT 21
Subsidiaries of Registrant.

    The following are the company's subsidiaries as of the close of the fiscal year ended September 30, 1995. All beneficial interests are wholly-owned, directly or indirectly, by the company, with the exception of Data General Technology (1990) Limited which is 45% owned.  All subsidiaries are included in the company's consolidated
financial statements.
                                                                  State or
                                                               Jurisdiction of
Name                                                            Organization
Asia Data General Corporation . . . . . . . . . . . . . . . . . Delaware
China Data General Corporation  . . . . . . . . . . . . . . . . Delaware
CLARiiON Storage Systems, Inc.  . . . . . . . . . . . . . . . . Delaware
Data General (Canada) Company . . . . . . . . . . . . . . . . . Nova Scotia
Data General A.G. . . . . . . . . . . . . . . . . . . . . . . . Switzerland
Data General A/S. . . . . . . . . . . . . . . . . . . . . . . . Norway
Data General A/S. . . . . . . . . . . . . . . . . . . . . . . . Denmark
Data General AB . . . . . . . . . . . . . . . . . . . . . . . . Sweden
Data General Africa SARL  . . . . . . . . . . . . . . . . . . . France
Data General Australia Pty., Ltd. . . . . . . . . . . . . . . . Australia
Data General Bahamas, Ltd.  . . . . . . . . . . . . . . . . . . Bahamas
Data General Chile S.A. . . . . . . . . . . . . . . . . . . . . Chile
Data General Computers Sdn, Bhd.  . . . . . . . . . . . . . . . Malaysia
Data General Corporation  . . . . . . . . . . . . . . . . . . . Greece
Data General Costa Rica, S.A.   . . . . . . . . . . . . . . . . Costa Rica
Data General de Mexico, S.A. de C.V.  . . . . . . . . . . . . . Mexico
Data General del Peru, S.A.   . . . . . . . . . . . . . . . . . Peru
Data General France SARL  . . . . . . . . . . . . . . . . . . . France
Data General Gesellschaft mbH   . . . . . . . . . . . . . . . . Austria
Data General Gmbh   . . . . . . . . . . . . . . . . . . . . . . Germany
Data General Graphics, Inc. . . . . . . . . . . . . . . . . . . Delaware
Data General Hong Kong Sales and Service, Ltd.  . . . . . . . . Hong Kong
Data General Hong Kong, Ltd.  . . . . . . . . . . . . . . . . . Hong Kong
Data General Hungary  . . . . . . . . . . . . . . . . . . . . . Hungary
Data General International Manufacturing Pte., Ltd. . . . . . . Singapore
Data General International Sales Corporation  . . . . . . . . . Delaware
Data General International, Inc.    . . . . . . . . . . . . . . Delaware
Data General Investment Corporation . . . . . . . . . . . . . . Delaware
Data General Ireland, Ltd.  . . . . . . . . . . . . . . . . . . Ireland
Data General Israel, Ltd. . . . . . . . . . . . . . . . . . . . Israel
Data General Japan YK   . . . . . . . . . . . . . . . . . . . . Japan
Data General Korea, Ltd.  . . . . . . . . . . . . . . . . . . . Korea
Data General Latin America, Inc.  . . . . . . . . . . . . . . . Delaware
Data General Limited  . . . . . . . . . . . . . . . . . . . . . United Kingdom
Data General Ltda.  . . . . . . . . . . . . . . . . . . . . . . Brazil
Data General Manufacturing, Inc.  . . . . . . . . . . . . . . . Delaware
Data General Nederland BV   . . . . . . . . . . . . . . . . . . The Netherlands
Data General New Zealand, Limited . . . . . . . . . . . . . . . New Zealand
Data General OY . . . . . . . . . . . . . . . . . . . . . . . . Finland
Data General Philippines, Inc.  . . . . . . . . . . . . . . . . Philippines
Data General (Portugal) Sociedade de Computadores Lda.  . . . . Portugal
Data General Puerto Rico, Inc.  . . . . . . . . . . . . . . . . Delaware
Data General S.A. . . . . . . . . . . . . . . . . . . . . . . . Belgium
Data General S.A. . . . . . . . . . . . . . . . . . . . . . . . Spain
Data General S.p.A. . . . . . . . . . . . . . . . . . . . . . . Italy
Data General Singapore Pte., Ltd.   . . . . . . . . . . . . . . Singapore
Data General Systems (Thailand) Limited . . . . . . . . . . . . Thailand
Data General Technology (1990) Limited. . . . . . . . . . . . . Israel
Data General Telecommunications, Inc.   . . . . . . . . . . . . Delaware
Data General Venezula C.A.  . . . . . . . . . . . . . . . . . . Venezuela
Data General Wholesale Pty., Ltd. . . . . . . . . . . . . . . . Australia
Datagen Investment Trust. . . . . . . . . . . . . . . . . . . . Delaware
Datagen, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . Delaware
DG Argentina S.A. . . . . . . . . . . . . . . . . . . . . . . . Argentina
DG Foreign Sales Corp., Inc.  . . . . . . . . . . . . . . . . . Virgin Islands
Digicom   . . . . . . . . . . . . . . . . . . . . . . . . . . . Delaware
Digital Computer Controls, Inc.   . . . . . . . . . . . . . . . Delaware
Digital Computer Controls International, Inc. . . . . . . . . . Delaware
General Risk Insurance Company Ltd. . . . . . . . . . . . . . . Bermuda